EXHIBIT 99.1

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.

as sole lead arranger and sole bookrunner

SECOND AMENDMENT TO THE CREDIT AGREEMENT

March 28, 2005

SECOND AMENDMENT, dated as of March 28, 2005 (this “Second Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.     Amendments to Subsection 1.1.  Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new or substitute defined term and related definitions:

“Applicable Margin”:  (a) as applied to any given type of Revolving Credit Loans, the rate per annum determined pursuant to the Pricing Grid, all as more particularly set forth in the two immediately succeeding sentences and (b) as applied to any given type of Term Loans, (i) with respect to ABR Loans, 1.50% per annum and (ii) with respect to Eurocurrency Loans, 2.50% per annum.  The Applicable Margins in respect of Revolving Credit Loans will be adjusted on each Adjustment Date subsequent to the Second Amendment Effective Date to the applicable rate per annum set forth under the heading “Applicable Margin for ABR Loans” or “Applicable Margin for Eurodollar Loans” on the Pricing Grid which corresponds to the Consolidated Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(c) or 7.1(d), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

(1)           if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Applicable Margin as so increased;

(2)           if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(3)           if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be 1.25% per annum, in the case of ABR Loans, and 2.25% per annum, in the case of Eurocurrency Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

 “ERC Receivables Transaction”:  a securitization of financial assets of ERC initially entered into in connection with the financing of a portion of the purchase price of the ERC Acquisition, and any refinancing or replacement thereof; provided that (a) in each case such financing, and any refinancing or replacement thereof, shall be a Relocation SPV Financing and (b) ERC is a Wholly Owned Subsidiary of the Parent Borrower and is not a Subsidiary of SIRVA Relocation LLC.

“Relocation SPV Financing”:  means the financing of (a) purchases of residential properties, fixtures and related assets (including the funding of the full purchase price of such residential properties, fixtures and assets (including the pay-off of any existing mortgage thereon), (b) the funding of advances to employees of customers in respect of the equity value of residential properties, fixtures and assets of such employees), and (c) other ordinary course Employee Relocation Business activities of CRS Holding, Rowan, ERC, any of their respective Subsidiaries or any other Subsidiary of the Parent Borrower engaged in the Employee Relocation Business, in each case by a special-purpose Subsidiary of Holding that is not a Subsidiary of the Parent Borrower or an unaffiliated third party (the “Relocation SPV”), provided that (a) the lender of any Indebtedness of any borrower or obligor with respect to such financing shall not have any recourse to Holding or any Loan Party for payment of such Indebtedness, (b) such Indebtedness shall not be secured by any property or assets of Holding or any Loan Party other than property or assets the Disposition of which is permitted under clause (x) of subsection 8.6(a) and (c) such financing shall be upon terms and pursuant to documentation (as amended, supplemented, extended, renewed or replaced from time to time) in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof (such approval not to be unreasonably withheld).  For the avoidance of doubt, it is understood and agreed that a Relocation SPV Financing shall not constitute a Permitted Receivables Transaction.

“Restatement”:  means the restatement of (a) the annual consolidated financial statements of Holding for the fiscal years ended December 31, 2003, 2002, 2001 and 2000, (b) the quarterly consolidated financial statements of Holding for the first three quarters of fiscal year 2004, and (c) quarterly financial information for the first three quarters of fiscal years 2003 and 2002, in each case as described in Holding’s current report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2005.

“Second Amendment Effective Date”:  the date on which the conditions precedent set forth in Section 9 of the Second Amendment shall have been satisfied or waived, which date is March 28, 2005.

3.     Amendment to Subsection 4.4 (Optional and Mandatory Prepayments and Commitment Reductions).

(a)           Subsection 4.4(a) of the Credit Agreement is hereby amended by deleting the paragraph at the end of the first sentence thereof beginning with the phrase “provided that” and ending with the phrase “is waived by such lender” and substituting in lieu there of the following:

“provided further that, during the period from the Second Amendment Effective Date (as defined in the Second Amendment, dated March 28, 2005) to but excluding the first anniversary of the Second Amendment Effective Date, any optional prepayment of the Term Loans of any Lender using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent issuance or incurrence of syndicated term loans provided by one or more banks or other financial institutions for which the interest rate payable thereon is lower than the Eurodollar Rate on the date of such optional prepayment plus the Applicable Margin with respect to the Term Loans shall be accompanied by payment of a 1% prepayment premium on the principal amount of such Lender’s Term Loan prepaid (unless such prepayment  premium is waived by such Lender).”;

(b)           Subsection 4.4(c)(i) of the Credit Agreement is hereby amended by deleting the words “and (xiv)” and substituting the “,” prior to the number “(xiii)” with the word “and”; and

(c)           Subsection 4.4(e) of the Credit Agreement is hereby amended by deleting the following parenthetical immediately after the words “or at any time thereafter increases the Attributable Debt in respect thereof”:

(excluding the ERC Receivables Transaction to the extent no Default or Event of Default has occurred and is continuing at the time of consummation of the initial funding under the ERC Receivables Transaction and the application of proceeds thereof)

4.     Amendments to Subsection 7.1 (Affirmative Covenants).  Subsection 7.1 of the Credit Agreement is hereby amended by:

(a)           Adding the phrase “but for the fiscal year ending December 31, 2004, not later than the fifth Business Day after the 180th day following the end of such fiscal year of Holding,” to the third line of Subsection 7.1(a) immediately following the phrase “ending on or after December 31, 2003”;

(b)           Adding the phrase “but for the quarterly period ending March 31, 2005, not later than the fifth Business Day after the 105th day following the end of such quarterly period,” to the third line of Subsection 7.1(b) immediately following the phrase “fiscal year of Holding”;

(c)           Adding the phrase “but for the fiscal year ending December 31, 2004, not later than the fifth Business Day after the 180th day following the end of such fiscal year of the Parent Borrower,” to the third line of Subsection 7.1(c) immediately following the phrase “ending on or after December 31, 2003”; and

(d)           Adding the phrase “but for the quarterly period ending March 31, 2005, not later than the fifth Business Day after the 105th day following the end of such quarterly period,” to the third line of Subsection 7.1(d) immediately following the phrase “fiscal year of the Parent Borrower”.

5.     Amendment to Subsection 8.1 (Negative Covenants).  Subsection 8.1(b) of the Credit Agreement is amended by deleting such Subsection in its entirety and substituting in lieu thereof the following:

(b)           Maintenance of Consolidated Leverage Ratio.  Permit, at the last day of any fiscal quarter ending during any test period set forth below, the Consolidated Leverage Ratio to be greater than the ratio set forth opposite such test period below:

Test Period	Ratio

January 1, 2004 – December 31, 2004	3.50 to 1.00
January 1, 2005 – December 30, 2005	4:00 to 1:00
December 31, 2005 – March 30, 2006	3.75 to 1.00
March 31, 2006 – December 30, 2006	3.25 to 1:00
December 31, 2006 – December 30, 2007	3.00 to 1.00
December 31, 2007 – December 30, 2008	2.75 to 1.00
December 31, 2008 and thereafter	2.50 to 1.00

6.     Amendment to Subsection 8.2(g) (Limitation on Indebtedness).   Subsection 8.2(g) of the Credit Agreement is hereby amended by deleting the following parenthetical immediately after the words “and upon any subsequent increase in the Attributable Debt in respect thereof”:

(excluding the ERC Receivables Transaction)

7.     Amendments to Subsection 8.6 (Limitation on Sale of Assets).  Subsection 8.6(a) of the Credit Agreement is hereby amended by deleting the following parenthetical immediately after the words “pursuant to any Permitted Receivables Transaction” in clause (v) thereof:

(other than the ERC Receivables Transaction)

Subsection 8.6(a) of the Credit Agreement is hereby further amended by inserting the following substitute clause (x):

(x)            Dispositions by CRS Holding, ERC, Rowan, any of their respective Subsidiaries or any other Subsidiary of the Parent Borrower engaged in the Employee Relocation Business to the Relocation SPV in connection with any Relocation SPV Financing of the following, for value that is reasonable (as determined by the Parent Borrower in good faith):  (A) any residential property, fixtures or related assets purchased in connection  with the Employee Relocation Business, (B) any notes or receivables (x) from relocating employees or customers of the Employee Relocation Business representing an advance of any portion of the purchase price for residential properties, fixtures or related assets or (y) otherwise created in the ordinary course of the Employee Relocation Business, (C) any contractual rights in respect of reimbursement or indemnification for losses upon resale of any residential properties, fixtures or related assets Disposed pursuant to clause (A) above, or (D) a portion of the fees due from customers of the employee relocation business, the transfer of which shall, in the good faith determination of the Parent Borrower, be limited in amount to the amount necessary to compensate the Relocation SPV for expected losses upon resales of residential properties, fixtures or related assets for which the customer has not agreed to make indemnification or reimbursement;

Subsection 8.6(a) is hereby further amended by inserting the following substitute clause (xiv):

(xiv)        Dispositions by the Parent Borrower or any of its Subsidiaries of assets or properties the aggregate book value of which do not exceed $5,000,000 in the aggregate after the  Second Amendment Effective Date; provided that an amount equal to 100% of the Net Cash Proceeds, if any, of any such Disposition (it being understood that any cash subsequently received pursuant to the terms of any non-cash consideration received at the closing of such Disposition shall constitute Net Cash Proceeds when so subsequently received, net of any amounts deducted pursuant to the definition of Net Cash Proceeds) less the Reinvested Amount is applied in accordance with subsection 4.4(c).

8.     Waiver.  Each of the Lenders hereby waives any breach by Parent Borrower of any of the representations and warranties set forth in Subsection 5.1 of the Credit Agreement, Subsection 27 of the First Amendment, or any certificate delivered pursuant to Subsection 7.1 or 7.2 of the Credit Agreement, in each case to the extent (a) resulting from the Restatement or (b) such breach would not constitute a breach of such representation if the provisions of the Credit Agreement as amended by this Second Amendment had been in effect at the time such representation or warranty was made.

9.     Conditions to Effectiveness of this Second Amendment.  This Second Amendment shall become effective upon the date (the “Second Amendment Effective Date”) when the following conditions are satisfied:

(a)           the Administrative Agent shall have received (i) counterparts of this Second Amendment, duly executed and delivered by the Borrowers and Administrative Agent,

(ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto (each, a “Lender Addendum”) from the Required Lenders under the Credit Agreement and (iii) all fees required to be paid on or before the Second Amendment Effective Date, and all expenses required to be paid on or before the Second Amendment Effective Date for which invoices have been presented; and

(b)           the Parent Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered this Second Amendment to counsel to the Administrative Agent by 5:00 P.M. (New York City time) on March 28, 2005, an amendment fee in an amount equal to 0.125% of the sum of each such Lender’s Commitment.

10.   Representations and Warranties.

(a)   No Default.  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date after giving effect to the transactions contemplated herein.

(b)   Representations and Warranties.  Each of the representations and warranties made by Holding and the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date (after giving effect hereto and except as waived hereunder) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

11.   Payment of Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

12.   Continuing Effect of the Credit Agreement.  This Second Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding or the Loan Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Second Amendment.

13.   Counterparts.  This Second Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

14.   Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.   Integration. This Second Amendment and the other Loan Documents represent the agreement of Holding, the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

16.   GOVERNING LAW.  THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Senior Vice President, Secretary and General Counsel

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Director

ALNAV PLATINUM GROUP INC.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Secretary

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Michael Filipovic
Name: Michael Filipovic
Title: Director/Secretary

PICKFORDS LIMITED

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Director

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Kathryn A. Duncan
Name: Kathryn A. Duncan
Title: Vice President

EXHIBIT A

[FORM OF]

LENDER ADDENDUM

The undersigned Lender (i) agrees to all of the provisions of the Second Amendment, dated as of March 28, 2005, to the Credit Agreement, dated as of December 1, 2003 (the “Credit Agreement”), among SIRVA Worldwide, Inc., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders thereunder (the “Administrative Agent”), and the other Agents parties thereto and (ii) is a party to the Credit Agreement as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to maintain its Revolving Credit Loans and Letters of Credit thereunder.  Capitalized terms defined in the Credit Agreement shall have their respective defined meanings herein.

(Name of Lender)

By:
Name:
Title:

Dated as of March , 2005